Exhibit 16.1

509.624.9223 802 N. Washington St.

mail@fruci.com   Spokane, WA 99201

October 23, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: Universal Resources

Commission file number: 000-30520

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Universal Resources dated October 15, 2018, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC